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                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           THE LAMSON & SESSIONS CO.
             (Exact name of registrant as specified in its charter)


                        Ohio                         34-0349210
           (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)         Identification No.)


              25701 Science Park Drive, Cleveland, Ohio 44122-7313 (Address of principal executive offices including zip code)


                THE LAMSON & SESSIONS CO. DEFERRED SAVINGS PLAN
                            (Full title of the plan)


                                 James J. Abel
                      Executive Vice President, Secretary,
                     Treasurer and Chief Financial Officer
                            25701 Science Park Drive
                          Cleveland, Ohio  44122-7313
                    (Name and address of agent for service)

                                 (216) 464-3400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

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

                                         Proposed          Proposed
      Title of                            maximum          maximum
     securities           Amount         offering         aggregate       Amount of
       to be              to be          price per         offering      registration
     registered         registered         share            price            fee
-------------------------------------------------------------------------------------
   Common Shares,
without par value(1)  300,000 shares  $6.91(2)       $2,073,000 (2)      $611.54

================================================================================

(1) Includes Preference Stock Purchase Rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Lamson & Sessions Co. Deferred Savings Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Shares on the New York Stock Exchange on February 23, 1998.








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                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by The Lamson & Sessions Co. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (1) Annual Report of the Company on Form 10-K for the fiscal year ended January 3, 1998;

     (2) Description of the Company's Common Shares, without par value, contained in the Registration Statements filed by the Company under
          Section 12 of the Securities Exchange Act of 1934 for purposes of registering such security thereunder, and any amendments and reports filed for purposes of updating that description; and

     (3) Description of rights to purchase the Company's Cumulative Redeemable Serial Preference Stock, Series II contained in the Registration Statement on Form 8-A filed by the Company on August 25, 1988, as amended on February 20, 1990, and any amendments and reports filed for purposes of updating that description.

     All documents that shall be filed by the Company or The Lamson & Sessions Co. Deferred Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Article VI of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers, employees, and agents whose conduct meets certain standards under prescribed conditions and subject to various qualifications. Article VI of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference.



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     Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

     The Company maintains insurance on behalf of any person who is or was or shall become a director or officer against any loss, as defined, arising from any claim, as defined, asserted against him in any such capacity, subject to certain exclusions. In addition, the Company maintains a fiduciary liability insurance policy which is designed to cover the Company and past, present and future directors, officers, employees or trustees of the sponsor corporation or plans while such persons are acting as fiduciaries of sponsored plans.

     The Company has entered into indemnification agreements with each current director as well as each of the Company's executive officers. Such agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of his service as a director or as an officer if his conduct giving rise to such liability meets certain prescribed standards.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS


    4(a) Amended Articles of Incorporation of the Company (filed as Exhibit 4(a) to the Company's Registration Statement No. 333-32875 on Form S-8 and incorporated herein by reference)

     (b) Amended Code of Regulations of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

     (c)  The Lamson & Sessions Co. Deferred Savings Plan, as amended

     (d) Rights Agreement amended and restated as of February 14, 1990, by and between the Company and National City Bank (incorporated by reference to Exhibit 4(g) to the Company's Annual Report on Form 10-K for the year ended December 30, 1995)

     23   Consent of Independent Auditors

     24   Power of Attorney



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     UNDERTAKING:

          The undersigned registrant has submitted the Plan, and will submit any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make, as the case may be, all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the


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


Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 26th day of February, 1998.



                                     THE LAMSON & SESSIONS CO.



                                     By:   /s/  James J. Abel
                                        ------------------------------------
                                        James J. Abel
                                        Executive Vice President, Secretary,
                                        Treasurer and Chief Financial Officer


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


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                    Title                         Date
        ---------                    -----                         ----
/s/ John B. Schulze           Chairman of the Board,          February 26, 1998
-------------------------     President and Chief
  John B. Schulze             Executive Officer (Principal
                              Executive Officer); Director

/s/ James J. Abel             Executive Vice President,       February 26, 1998
-------------------------     Secretary, Treasurer and Chief
  James J. Abel               Financial Officer (Principal
                              Financial Officer)

/s/ Lori L. Spencer           Vice President and Controller   February 26, 1998
-------------------------
  Lori L. Spencer

*James T. Bartlett            Director                        February 26, 1998
-------------------------
  James T. Bartlett

*Francis H. Beam, Jr.         Director                        February 26, 1998
-------------------------
  Francis H. Beam, Jr.

*Martin J. Cleary             Director                        February 26, 1998
-------------------------
  Martin J. Cleary

*William H. Coquillette       Director                        February 26, 1998
-------------------------
  William H. Coquillette

*John C. Dannemiller          Director                        February 26, 1998
-------------------------
  John C. Dannemiller

*George R. Hill               Director                        February 26, 1998
-------------------------
  George R. Hill

*A. Malachi Mixon, III        Director                        February 26, 1998
-------------------------
  A. Malachi Mixon, III

*John C. Morley               Director                        February 26, 1998
-------------------------
  John C. Morley

*D. Van Skilling              Director                        February 26, 1998
-------------------------
  D. Van Skilling


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


     *This registration statement has been signed on behalf of the above-named directors of the Company by James J. Abel, Executive Vice President, Secretary, Treasurer and Chief Financial Officer of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.



DATED:  February 26, 1998               By:   /s/  James J. Abel
                                           ----------------------------------
                                           James J. Abel, Attorney-in-Fact


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


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 26th day of February, 1998.


                                     THE LAMSON & SESSIONS CO. DEFERRED
                                       SAVINGS PLAN



                                     By:   /s/  James J. Abel
                                        --------------------------------------
                                           James J. Abel
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer
                                           of The Lamson & Sessions Co.


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


                                 EXHIBIT INDEX


Exhibit
Number                  Exhibit Description
------                  -------------------
 4(a)    Amended Articles of Incorporation of the Company (filed as
         Exhibit 4(a) to the Company's Registration Statement No.
         333-32875 on Form S-8 and incorporated herein by reference)

 4(b) Amended Code of Regulations of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

 4(c)    The Lamson & Sessions Co. Deferred Savings Plan, as amended

 4(d)    Rights Agreement amended and restated as of February 14,
         1990, by and between the Company and National City Bank
         (incorporated by reference to Exhibit 4(g) to the Company's
         Annual Report on Form 10-K for the year ended December 30,
         1995)

 23      Consent of Independent Auditors

 24      Power of Attorney




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